UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 21, 2017 (August 17, 2017)
HERC HOLDINGS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27500 Riverview Center Blvd.
Bonita Springs, Florida 34134
(Address of principal executive offices, including zip code)

(239) 301-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 17, 2017, the Board of Directors (the “Board”) of Herc Holdings Inc., a Delaware corporation (the “Company”), elected Jean K. Holley and Jacob M. Katz as directors, each with a current term that became effective August 18, 2017 and will expire at the 2018 annual meeting of stockholders.
Ms. Holley was the global senior vice president and chief information officer for Brambles Limited, the global leader in supply chain and logistic solutions, from September 2011 until her retirement in July 2017. From April 2004 until August 2011, Ms. Holley served as the executive vice president and chief information officer for Tellabs, Inc., a company that designs, develops, deploys and supports telecommunications networking products around the world. Prior to that role, Ms. Holley served as the vice president and chief information officer for USG Corporation, a manufacturer of innovative, high-performance building systems, and as senior IT director for Waste Management, Inc., North America’s leading provider of integrated environmental solutions. Ms. Holley has served on the board of directors of VASCO Data Security International, Inc., a global provider of enterprise-wide security solutions, since 2006.
Mr. Katz was the national managing partner and global leader of financial services at Grant Thornton LLP (“Grant Thornton”), a member firm of one of the world’s leading organizations of independent audit, tax and advisory firms, from 2013 until his retirement in July 2016. Mr. Katz was employed by Grant Thornton for nearly 40 years, during which time he led Grant Thornton’s financial services practice for approximately 20 years. He held various other leadership roles at Grant Thornton, including as the Northeast region managing partner from 2010 to 2013, as the New York office managing partner from 2003 to 2013 and as a member of the firm’s partnership board from 1999 to 2012, holding the title of chairman of the board for much of that time. Mr. Katz currently serves on the board of directors of Jefferies Group LLC.
Effective August 18, 2017, the Board also appointed Ms. Holley and Mr. Katz to serve as members of the Audit and Financing Committees.
In their capacities as directors of the Company and members of the Audit and Financing Committees, each of Ms. Holley and Mr. Katz will be entitled to compensation in accordance with the Company’s previously reported policy regarding the compensation of directors, with their cash retainers and equity awards prorated for their initial partial term.  This policy is described under the heading “Director Compensation” in the Company’s proxy statement relating to its 2017 annual meeting of stockholders (the “Proxy Statement”), filed with the United States Securities and Exchange Commission on April 3, 2017, which description is incorporated by reference herein in its entirety. In addition, each of Ms. Holley and Mr. Katz entered into an Indemnification Agreement with the Company which contains substantially the same provisions as the indemnification agreements previously entered into with each of the Company’s existing directors, as described in the Proxy Statement under the heading “Certain Relationships and Related Person Transactions,” which description is incorporated by reference herein in its entirety.

There is no arrangement or understanding between Ms. Holley or Mr. Katz and any other person pursuant to which either was selected as a director. Other than the indemnification agreements referenced above, neither Ms. Holley nor Mr. Katz has a direct or indirect material interest in any transaction that would be required to be disclosed under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERC HOLDINGS INC.
(Registrant)

By:	/s/ Maryann A. Waryjas
Name:	Maryann A. Waryjas
Title:	Senior Vice President and Chief Legal Officer and Secretary
Date:  August 21, 2017

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